INTERNATIONAL TOWER HILL MINES LTD.
(the "Company")

Request for Annual and/or Interim Financial Statements and related Management's Discussion and Analysis

National Instrument 51-102 requires the Company to send annually to the registered holders and beneficial owners of its securities ("Securityholders") a form to allow Securityholders to request a copy of the Company's annual financial statements and related Management's Discussion and Analysis ("MD&A"), interim financial statements and related MD&A, or both. If you wish to receive such mailings, please complete and return this form to:

INTERNATIONAL TOWER HILL MINES LTD.
Suite 1920 – 1188 West Georgia Street
Vancouver, BC V6E 4A2

The undersigned Securityholder hereby elects to receive:

☐ Interim Financial Statements for the first quarter ended August 31, 2010, second quarter ended November 30, 2010 and third quarter ended February 28, 2011, and the related MD&A;

☐ Annual Financial Statements for the fiscal year ended May 31, 2011 and related MD&A; or

☐ BOTH – Interim Financial Statements and related MD&A and the Annual Financial Statements and related MD&A.

Please note that a request form will be mailed each year and **Securityholders must return such form each year in order to receive the documents indicated above.**

Name: ______________________________

Address: ______________________________

Postal Code: ______________________________

I confirm that I am a **registered/beneficial (circle one) shareholder** of the Company.

Signature of
Securityholder: ______________________ Date: ______________

CUSIP: 46050R102